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                                                                EXHIBIT 99.2



            PNC BANK CORP.- PROXY SOLICITED BY BOARD OF DIRECTORS

Thomas H. O'Brien, Walter E. Gregg, Jr. and William F. Strome and each of them, with full power to act alone and with full power of substitution, are hereby authorized to represent the shareholder named on the reverse side hereof ("shareholder") at the Special Meeting of Shareholders of PNC Bank Corp. to be held on November 17, 1995, at 11:00 a.m., local time, at One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania, or any adjournments or postponements thereof, and to vote, as indicated on the reverse side hereof, the number of shares of Common Stock and/or Preferred Stock which the shareholder would be entitled to vote if personally present at said meeting. The above named individuals, and each of them with full power to act alone, are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with their best judgment.

THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT AT THE MEETING.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
           PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                         USING THE ENCLOSED ENVELOPE.




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PNC PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PNC PROPOSAL.

THE PNC PROPOSAL: PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION AND RELATED AGREEMENT AND PLAN OF MERGER, BOTH DATED AS OF JULY 10, 1995, AND AS AMENDED, PROVIDING, AMONG OTHER THINGS, FOR THE MERGER OF MIDLANTIC CORPORATION WITH AND INTO PNC BANCORP, INC. AND THE ISSUANCE OF UP TO 115,000,000 SHARES OF COMMON STOCK IN CONNECTION THEREWITH, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

            FOR [  ]            AGAINST [  ]           ABSTAIN [  ]



SIGNATURE(S)__________________________________________ DATE: __________________
Please sign as name appears hereon. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title of each.


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                                                                   EXHIBIT 99.2
                                                                    (continued)


                                PNC BANK CORP.

                       Special Meeting of Shareholders
                         November 17, 1995--11:00 AM
                     Place: One PNC Plaza, Pittsburgh, PA


                               INSTRUCTION CARD

To: PNC Bank, N.A., Trustee of the non-ESOP portion of the PNC Bank Corp. Incentive Savings Plan and PNC Bank, Ohio, N.A., Trustee of the ESOP portion of the PNC Bank Corp. Incentive Savings Plan.

The signatory on the reverse side hereof, a Participant having Common Stock and/or Preferred Stock of PNC Bank Corp. credited to my account, does hereby direct each Trustee to vote the number of shares indicated hereon at the Special Meeting of Shareholders of PNC Bank Corp. to be held on November 17, 1995, or any adjournment thereof, as indicated on the reverse side hereof.

                 THIS CARD IS CONTINUED ON THE REVERSE SIDE.
     PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.





                             Fold and Detach Here
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ALL FULL AND PARTIAL SHARES OF STOCK CREDITED TO YOUR PLAN ACCOUNT WILL BE
VOTED AS DIRECTED BELOW. ALL SHARES FOR WHICH THE TRUSTEES FAIL TO RECEIVE DIRECTIONS ON A TIMELY BASIS (INCLUDING UNALLOCATED SHARES) SHALL BE VOTED BY THE TRUSTEES IN THE EXERCISE OF THEIR SOLE DISCRETION. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PNC PROPOSAL.
                                                    I plan to attend
                                                      the meeting

                                                          [ ]
THE PNC PROPOSAL:
PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION AND RELATED AGREEMENT AND PLAN OF MERGER, BOTH DATED AS OF JULY 10, 1995, AND AS AMENDED, PROVIDING, AMONG OTHER THINGS, FOR THE MERGER OF MIDLANTIC CORPORATION WITH AND INTO PNC BANCORP, INC. AND THE ISSUANCE OF UP TO 115,000,000 SHARES OF PNC COMMON STOCK IN CONNECTION THEREWITH, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

  FOR     AGAINST     ABSTAIN
  [ ]       [ ]         [ ]

                                             Date: ______________________, 1995

                                             __________________________________
                                                         Signature
"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                             FOLD AND DETACH HERE
 RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING